UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 7, 2015

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The 2015 annual meeting of shareholders of Tenet Healthcare Corporation was held on May 7, 2015.

(b) The shareholders (1) elected all of the board’s nominees for director, (2) approved an advisory resolution on the compensation paid to the company’s named executive officers and (3) ratified the selection of Deloitte & Touche LLP as the company’s independent registered public accountants for the year ending December 31, 2015.

The final results of voting on each of the matters submitted to a vote are as follows:

1. Election of directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Trevor Fetter	75,787,518	1,494,889	786,675	6,917,427

Brenda J. Gaines	74,543,650	2,763,724	761,708	6,917,427

Karen M. Garrison	75,657,339	1,651,479	760,264	6,917,427

Edward A. Kangas	69,826,997	7,480,615	761,470	6,917,427

J. Robert Kerrey	74,435,276	2,873,034	760,772	6,917,427

Freda C. Lewis-Hall	75,825,251	1,483,345	760,486	6,917,427

Richard R. Pettingill	74,463,192	2,843,450	762,440	6,917,427

Ronald A. Rittenmeyer	74,711,219	2,594,959	762,904	6,917,427

Tammy Romo	75,822,504	1,484,589	761,989	6,917,427

James A. Unruh	75,634,137	1,674,870	760,075	6,917,427

2. Approval of an advisory resolution on the compensation paid to the company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

63,683,262	13,558,385	827,435	6,917,427

3. Ratification of the selection of Deloitte & Touche LLP as the company’s independent registered public accountants for the year ending December 31, 2015:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

83,180,488	887,038	918,983	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel and Corporate Secretary

Date: May 8, 2015